Exhibit 10.2

STANDBY EQUITY PURCHASE AGREEMENT

by and among

AEVA TECHNOLOGIES, INC.

and

THE INVESTMENT ENTITIES NAMED ON THE SIGNATURE PAGES HERETO

Dated as of November 8, 2023

i

ii

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 8, 2023 is made by and among the investment entities named on the signature pages hereto (collectively, the “Investor”), and AEVA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $125 million of the Company’s shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) having the designations, powers, preferences, rights, qualifications, limitations and restrictions, as specific in the form of Certificate of Designations attached hereto as Exhibit D (the “Certificate of Designations”); and

WHEREAS, the Company’s Common Stock, $0.0001 per share (the “Common Stock”) is listed for trading on the New York Stock Exchange under the symbol “AEVA”; and

WHEREAS, the offer and sale of the Preferred Stock issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

“Additional Closing” has the meaning set forth in Section 2.02.

“Advance Date” means prior to market open on the NYSE on the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Notice” means a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor.

“Advance Notice Date” means each date the Company delivers (in accordance with Section 2.01(b) of this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement.

“Advance Stock” means the number of Preferred Stock that the Company desires to issue and sell to the Investor as requested by the Company in an Advance Notice.

“Advances” means any issuance and sale from the Company to the Investor pursuant to Article II hereof.

“Affiliate” has the meaning set forth in the Certificate of Designations.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Beneficially Own”, “Beneficially Owned”, “Beneficial Ownership” or “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, for purposes of this Agreement, (i) for the Investor or any of its Affiliates or any other person who Beneficially Owns shares of Preferred Stock shall at all times be deemed to have Beneficial Ownership of shares of Common Stock issuable upon conversion of the shares of Preferred Stock Beneficially Owned by them, irrespective of any non-conversion period specified in, or any restrictions on transfer or voting contained in the Certificate of Designations or this Agreement, as applicable.

“Board of Directors” means the board of directors of the Company.

“Certificate of Designations” has the meaning set forth in the recitals of this Agreement.

“Change of Control” has the meaning set forth in the Certificate of Designations.

“Closing” has the meaning set forth in Section 2.02.

“Commitment Amount” means $125,000,000 of Preferred Stock.

“Commitment Period” means the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Common Stock” has the meaning set forth in the recitals of this Agreement.

“Common Stock Price” means the price per share of Common Stock, which shall equal the lesser of (i) the average closing price per share of Common Stock on the NYSE for the five consecutive trading days immediately preceding the date of Closing, as applicable, or (ii) the last closing price per share of Common Stock on the NYSE on the trading day immediately preceding the date of Closing, as applicable.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Technology” means the Company’s 4D LiDAR Technology.

“Condition Satisfaction Date” has the meaning set forth in Section 7.01.

“Conversion Price” has the meaning set forth in the Certificate of Designations.

“DGCL” means the Delaware General Corporation Law, as amended.

“Environmental Laws” has the meaning set forth in Section 3.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Hazardous Materials” has the meaning set forth in Section 3.11.

“Initial Closing” means the consummation of the closing of the transactions contemplated by the PIPE Agreement.

“Investor” has the meaning set forth in the preamble of this Agreement.

“Material Adverse Effect” means any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” means the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority (a “Governmental Authority”) during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law; (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus; (vi) the Common Stock shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

“NYSE” means The New York Stock Exchange.

“OEM” has the meaning set forth in Section 7.01(l).

“OEM Milestone” has the meaning set forth in Section 7.01(l).

“OFAC” has the meaning set forth in Section 3.25.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIPE Agreement” means that certain Subscription Agreement, by and between the Company and the Investor, dated as of the date hereof.

“Plan of Distribution” means the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Preferred Stock” has the meaning set forth in the recitals of this Agreement.

“Pre-Funded Warrant” shall mean the form of warrant attached hereto as Exhibit E.

“Pricing Period” means the five (5) consecutive Trading Days commencing on the Advance Notice Date.

“Principal Market” means the NYSE; provided, however, that in the event the Company’s Common Stock is ever listed or traded on the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock are then listed or traded.

“Prospectus” means any prospectus (including, without limitation, all amendments and supplements thereto) used in connection with a Registration Statement.

“Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act.

“Purchase Price” shall be $10,000 per share multiplied by the number of Preferred Stock to be purchased by the Investor.

“Registrable Securities” means (i) the Shares, (ii) Common Stock issued or issuable upon conversion of such Shares or any Pre-Funded Warrant or Series A Warrant, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” has the meaning set forth in Section 2.01(c)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Investor.

“Registration Statement” means a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

“Sanctioned Countries” has the meaning set forth in Section 3.25.

“Sanctions” has the meaning set forth in Section 3.25.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.05.

“Securities Act” has the meaning set forth in the recitals of this Agreement.

“Series A Warrant” shall mean the form of warrant attached hereto as Exhibit F.

“Settlement Document” has the meaning set forth in Section 2.02(a).

“Shares” means the Preferred Stock, as applicable, to be issued from time to time hereunder pursuant to an Advance.

“Standstill Period” shall mean, in the case of the Investor, the period commencing on the date hereof and ending on the earliest of (i) the three (3) year anniversary of the date hereof, (ii) the effective date of a Change of Control event in the Company and (iii) 180 days after the date on which the Investor and its Affiliates do not Beneficially Own any Shares or any shares of Common Stock.

“Subsidiaries” has the meaning set forth in the Certificate of Designations.

“Trading Day” means any day during which the Principal Market shall be open for business.

“Transaction Documents” has the meaning set forth in Section 3.02.

“Underlying Shares” means Common Stock issued or issuable in respect of such Shares, Pre-Funded Warrants issued or issuable in respect of such Shares and any other Common Stock acquired pursuant to the terms of this Agreement

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

ARTICLE II

ADVANCES

Section 2.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Preferred Stock by the delivery to the Investor of Advance Notices as provided herein.

(a) Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Shares by delivering one or more Advance Notices to the Investor, subject to the satisfaction of all the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)

The Company shall, in its sole discretion, select the amount of the Advance it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice; provided, that each Advance shall be for at least $25,000,000, but not for more than $50,000,000, unless otherwise agreed by the Investor.

(ii)	There shall be no mandatory Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(iii)

Notwithstanding anything to the contrary contained in this Agreement, there shall be no more than five (5) Closings (as defined in Section 2.02 below) for the issuance and purchase of the Preferred Stock.

(iv)

To the extent, if any, that Preferred Stock issued at any Additional Closing is issued at a different Conversion Price than any existing series of Preferred Stock, such Preferred Stock will be designated as a new series of Preferred Stock (i.e., Series B – E Preferred Stock).

(b) Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Advance Notice shall be deemed delivered on (i) the day it is sent by the Company if such notice is sent by email on or before 8:00 a.m. Pacific Time or (ii) the immediately succeeding day if it is sent by email after 8:00 a.m. Pacific Time, in each case in accordance with the instructions set forth on the bottom of Exhibit A.

(c) Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final number of Shares to be issued and sold pursuant to an Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(i)

Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”), to the extent applicable. In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(ii)

Common Stock Price. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall have no obligation to purchase shares of Preferred Stock if the Common Stock Price as of the date of the applicable Closing is $3.00 or more.

(iii)

Minimum Price. If the issuance of Preferred Stock would result in the issuance of securities convertible or exercisable into more than one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance, such issuance will be at the Minimum Price or shareholder approval will be obtained prior to such issuance.

(d) Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to Applicable Laws, the Investor may sell Preferred Stock during the Pricing Period.

Section 2.02 Closings. The closing of each Advance and each sale and purchase of Advance Stock (each, a “Closing”, and the first Closing to occur on or after the date of this Agreement, the “First Closing”, and each subsequent Closing, an “Additional Closing”) shall take place on the Advance Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a) On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.01), the Common Stock Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.

(b) Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one (1) Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at The Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.

(c) On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d) Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period the Company notifies Investor that a Material Outside Event has occurred, the parties agree that the pending Advance shall end.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, or in disclosure schedules, if any, which such disclosure schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the disclosure schedules or in another Section of the disclosure schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 3.01 Organization and Qualification. The Company is an entity duly organized and validly existing under the laws of the State of Delaware, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 3.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock) have been or (with respect to consummation) will be duly authorized and approved by the Board of Directors and its shareholders, and no further consent or authorization will be required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Certificate of Designations, the Series A Warrant, the Pre-Funded Warrant and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 3.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the Board of Directors or a duly authorized committee thereof, or a duly authorized executive committee, or its shareholders, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 3.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock and the Preferred Stock) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 3.05 SEC Documents; Financial Statements. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act (including any Registration Statements filed hereunder), being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which will not be material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 3.07 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and shall comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel.

Section 3.08 Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of 432,000,000 shares of capital stock, consisting of 422,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, the Company had 223,984,435 shares of common stock outstanding and no shares of preferred stock outstanding.

The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Principal Market under the trading symbol “AEVA.” The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market. Except as disclosed in the SEC Documents prior to the date hereof, to the Company’s knowledge, it (i) is in compliance with all applicable listing requirements of the Principal Market and (ii) has not received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.

Section 3.09 Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company has not received written notice of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no material claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 3.10 Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 3.11 Environmental Laws. The Company (i) has not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 3.12 Title. Except as would not cause a Material Adverse Effect, the Company has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

Section 3.13 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 3.14 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and the Company not has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 3.15 Internal Accounting & Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 3.16 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or the Preferred Stock, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 3.17 Tax Status. Except as would not have a Material Adverse Effect, the Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as would not have a Material Adverse Effect, the Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 3.18 Certain Transactions. Except as disclosed in the SEC Documents or as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 3.19 Rights of First Refusal. The Company is not obligated to offer the Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 3.20 Dilution. The Company is aware and acknowledges that issuances of Shares and the Underlying Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Stock.

Section 3.21 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial or investment advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of the Shares or Underlying Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledged and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 3.22 Finder’s Fees. Other than as described in that certain Placement Agent Engagement Letter, dated June 8, 2023, by and between the Company and Oppenheimer & Co. Inc. (the “Placement Agent”), the Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 3.23 Relationship of the Parties. Neither the Company nor any person acting on its behalf is a client or customer of the Investor or any of its Affiliates and neither the Investor nor any of its Affiliates has provided, or will provide, any services to the Company or any of its Affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to the Company is solely as investor as provided for in the Transaction Documents.

Section 3.24 Compliance with Laws. Since March 18, 2023, the Company is in compliance with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any of its subsidiary nor, to the Company’s knowledge, any agent, Affiliate or other person acting on behalf of the Company or any subsidiary, has not complied with Applicable Laws, or could give rise to a notice of noncompliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect on the business of the Company or the business or legal environment under which the Company operates.

Section 3.25 Sanctions Matters. Neither the Company, nor any director, officer of the Company nor, to the knowledge of the Company, any employee, agent, Affiliate or representative of the Company or any director or officer of any of its subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region of the Ukraine, Russia, Cuba, Iran, North Korea, Sudan and Syria (the “Sanctioned Countries”)). The Company will not, directly or, to its knowledge, indirectly, use the proceeds from the sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company has not engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

Section 3.26 Placement Agent Reliance. The Company agrees that the Placement Agent may rely upon the representations and warranties made by the Company to the Investor in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that, as of the date hereof, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01 Organization; Ownership. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

Section 4.02 Authorization; Sufficient Funds; No Conflicts.

(a) The Investor has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions to which it is a party. The execution, delivery and performance by the Investor of this Agreement, and the other Transaction Documents to which it is a party, and the consummation of the transactions to which it is a party have been duly authorized by all necessary action on behalf of the Investor. No other proceedings on the part of the Investor are necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions to which it is a party. This Agreement and the other Transaction Documents to which it is a party has been duly and validly executed and delivered by the Investor. This Agreement and the other Transaction Documents to which the Investor is a party is a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(b) As of the date hereof, the Investor has or has access to and, as of the Advance Date, the Investor will have cash in immediately available funds sufficient to pay the Commitment Amount.

(c) The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Investor is a party by the Investor, the consummation by the Investor of the transactions to which it is a party and the compliance by the Investor with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the Investor’s organizational documents, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Investor or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Investor or any of its Affiliates, other than in the cases of clauses (ii) and (iii) as would not reasonably be expected to materially and adversely affect or delay the consummation of the transactions to which it is a party by the Investor.

Section 4.03 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Investor in connection with the execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Investor of the transactions to which it is a party, except any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the transactions to which it is a party by the Investor.

Section 4.04 Securities Act Representations.

(a) Certain Representations.

(i) The Investor is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act. The Investor is acquiring the Shares (and any shares of Common Stock issuable upon conversion of the Shares) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Shares (or any shares of Common Stock issuable upon conversion of the Shares) in violation of the Securities Act. The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Shares (and any shares of Common Stock issuable upon conversion of the Shares) and is capable of bearing the economic risks of such investment. The Investor has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

(ii) Neither the Investor nor any of its Affiliates is acting in concert, and neither the Investor nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Investor, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than in connection with the transactions contemplated in the Transaction Documents or with respect to any bona fide loan from one or more financial institutions.

(iii) The Investor understands that, until such time as the Shares or the Underlying Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Shares or Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares or the Underlying Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS

NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Shares or Underlying Shares, such Shares or Underlying Shares (as applicable) shall bear the legend required by such state authority.

(b) Brokers and Finders. The Investor has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which it is party whose fees the Company would be required to pay.

(c) Ownership of Shares. Except as expressly set forth on a previously filed Schedule 13G or Schedule 13D filed on the Electronic Data Gathering, Analysis, and Retrieval system with the SEC or with respect to the securities acquired pursuant to the PIPE Agreement, neither the Investor nor any of its Affiliates Beneficially Owns any additional shares of Common Stock (without giving effect to the issuance of the Shares hereunder).

(d) Regulatory Matters. As of the date of this Agreement, there are no actions, suits, investigations, audits, or other similar proceedings pending or, to the knowledge of the Investor, threatened in writing against the Investor or any of its Affiliates or control persons, which would, or would reasonably be expected to, individually or in the aggregate, materially impair the ability of the Investor to execute or perform its material obligations under this Agreement, including consummation of the transactions contemplated hereby, and none of the Investor or any of their Affiliates or control persons has received written notification or, to the knowledge of the Investor, oral notice or communication from any Governmental Authority that such Governmental Authority would oppose the transactions contemplated hereby or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

Section 4.05 No Additional Representations.

(a) The Investor acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (i) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (ii) any projections, estimates or budgets delivered or made available to the Investor (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (iii) the future business and operations of the Company and its Subsidiaries, and the Investor has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement.

(b) The Investor has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and acknowledges the Investor has been provided with sufficient access for such purposes. The Investor acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Investor as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Investor or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Article III of this Agreement and in any certificate delivered by the Company pursuant to this Agreement. In addition, the Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any representative of the Company, including the Placement Agent or any of its Affiliates or any of their control persons, officers, directors and employees.

Section 4.06 Placement Agent Reliance. The Investor agrees that the Placement Agent may rely upon the representations and warranties made by the Investor to the Company in this Agreement.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01 Registration Rights Agreement. Concurrently with the Closing, the Company and the Investor shall enter into the Registration Rights Agreement attached hereto as Exhibit C with respect to the Shares, Common Stock issued or issuable in respect of the Shares, the Pre-Funded Warrants or the Series A Warrants, Pre-Funded Warrants issued or issuable in respect of the Shares, Series A Warrants issued or issuable pursuant to this Agreement and any other Common Stock acquired pursuant to the terms of this Agreement.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01 Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement.

Section 6.02 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.03 Market Activities. Neither the Company, nor any of its subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock and/or Preferred Stock or (ii) sell, bid for, or purchase Common Stock and/or Preferred Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.04 Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor, any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock and/or Preferred Stock or (ii) engage in any hedging transaction, which establishes a net short position with respect to the Common Stock and/or Preferred Stock, with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Stock and/or Preferred Stock equal to the number of Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or its transfer agent pursuant to this Agreement.

Section 6.05 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 6.06 Standstill. The Investor agrees that during the Standstill Period, it shall not, and shall cause each of its Affiliates not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company:

(a) make, engage in, or in any way participate in any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)), or consents to vote with respect to any consent of holders of Common Stock, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(b) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not its Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;

(c) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the Investor (together with its Affiliates), owning more than 19.9% of the Company’s Common Stock. For purposes of this Section, no securities Beneficially Owned by a portfolio company of the Investor or its Affiliates will be deemed to be Beneficially Owned by the Investor or any of its Affiliates only so long as (x) such portfolio company is not an Affiliate of the Investor for purposes of this Agreement, (y) neither the Investor nor any of its Affiliates has encouraged, instructed, directed, supported, assisted or advised, or coordinated with, such portfolio company with respect to the acquisition, voting or disposition of securities of the Company by the portfolio company and (z) neither the Investor or any of its Affiliates is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with that portfolio company with respect to any securities of the Company;

(d) offer or propose to effect, or intentionally assist or facilitate any other person to offer or propose to effect any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”); provided, however, that this clause shall not preclude the vote by the Investor or any of its Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board of Directors;

(e) (i) call or seek to call any meeting of stockholders of the Company, including by written consent, (ii) seek representation on the Board of Directors, except as expressly set forth herein, (iii) seek the removal of any member of the Board of Directors, (iv) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (v) conduct a referendum of stockholders of the Company or (vi) make a request for any stockholder list, whether pursuant to Section 220 of the DGCL or otherwise;

(f) take any action in support of or make any proposal or request that constitutes (i) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, or (ii) any other material change in the Company’s management, business or corporate structure;

(g) make or issue, or cause to be made or issued, any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the foregoing; or

(h) publicly announce an intention to do, or to enter into any discussions, negotiations, agreements or understandings with any third-party with respect to, any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any third-party to take any action or make any statement with respect to any of the foregoing.

Section 6.07 Hardship.

(a) In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 6.08 Registration and Listing. During the Commitment Period, the Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another stock market in the United States.

Section 6.09 HSR Filing. If required by Applicable Laws, the Parties shall, as promptly as practicable following the date of this Agreement, file with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice the notification and report form required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended with respect to the transactions contemplated by this Agreement. Each Party agrees (a) to furnish to the other Parties such information and assistance as the other Parties may reasonably request in connection with their preparation of any such notifications or filings, (b) permit the other Parties to review and in good faith consider incorporating the other Parties’ reasonable comments in any communication to be given by it to any Governmental Authority with respect to any filings or notifications required to be made with, or actions or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (c) consult with the other Parties in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it gives the other Parties the opportunity to attend and observe, or unless such Governmental Authority prohibits the other Parties from participating or attending.

ARTICLE VII

CONDITIONS FOR DELIVERY OF ADVANCE NOTICE

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects.

(b) Registration of the Shares and Underlying Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Preferred Stock and Underlying Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(c) Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Stock and Preferred Stock issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Stock and Preferred Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(d) No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(e) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(f) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(g) No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted for trading on the Principal Market and all of the Common Stock issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market. The issuance of Common Stock with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market.

(h) Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Shares and Underlying Shares for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(i) Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(j) Stockholder Approval. The Company shall have obtained stockholder approval of the Series A Warrants (the “Stockholder Approval”).

(k) Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

(l) Certificate of Designations (Preferred Stock). Prior to or concurrently with the delivery of the Advance Notice, the Company shall have duly adopted and filed a Certificate of Designations with the Secretary of State of the State of Delaware for the relevant series of Preferred Stock to be purchased by the Investor, and a certified copy thereof shall have been delivered to the Investor.

(m) OEM Milestone. Prior to the delivery of Advance Notice in connection with the issuance of any Preferred Stock, the Company shall have been awarded, entered into an agreement or agreements for, or otherwise become a party to or bound by, at least one new original equipment manufacturer (“OEM”) program or arrangement relating to passenger automobile manufacturing applications, or general commercial applications, in each case that incorporate the Company Technology and have a minimum production volume forecast of at least 50,000 units (the “OEM Milestone”). The Company shall deliver to the Investor a certificate, duly executed by the President or Chief Executive Officer of the Company, explicitly stating the achievement of the OEM Milestone with all supporting documentation and information reasonably requested by the Investor.

ARTICLE VIII

NON EXCLUSIVE AGREEMENT

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Stock, Preferred Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

ARTICLE IX

CHOICE OF LAW/JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

ARTICLE X

TERMINATION

Section 10.01 Termination.

(a) Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Stock and Preferred Stock equal to the Commitment Amount.

(b) The Investor’s Commitment Amount in Preferred Stock shall terminate automatically on the three (3) year anniversary from the date of this Agreement.

(c) The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Stock and/or Preferred Stock, as the case may be, under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(d) Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE XI

NOTICES

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) five (5) days after being sent by U.S. certified mail, return receipt requested, (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Aeva Technologies, Inc. 555 Ellis Street Mountain View, CA 94043 Attention: Soroush Salehian Dardashti

With a copy to (which shall not constitute notice or delivery of process)	Heidi E. Mayon Simpson Thacher & Bartlett LLP 2475 Hanover St Palo Alto, CA 94304 Email: heidi.mayon@stblaw.com

If to the Investor(s):	Sylebra Capital Limited 20th Floor, 28 Hennessy Road Wan Chai, Hong Kong Attention: Jackie Charlesworth, Chief Financial Officer Email: jc@sylebra.com

With a copy to (which shall not constitute notice or delivery of process)	Kevin Grant Nixon Peabody, LLP 55 West 46th Street New York, NY 10036-4120 Email : kgrant@nixonpeabody.com

Either may change its information contained in this Article XI by delivering notice to the other party as set forth herein.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 12.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.03 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04 Facility Fee and Expenses. At the Initial Closing, the Company shall pay to investment entities affiliated with the Investor, on a pro rata basis, (a) a facility fee in the amount of $2,500,000, (b) an origination fee in the amount of $625,000, (c) an administrative fee in the amount of $312,500 and (d) pay the reasonable fees and expenses of the Investor (including the reasonable fees and expenses of counsel to the Investor), in an amount not to exceed, in the aggregate, $350,000. In addition, subject to the Stockholder Approval, the Company shall issue to the Investor the Series A Warrants entitling the Investor to purchase 15,000,000 shares of Common Stock in the form attached hereto as Exhibit F.

Section 12.05 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect; provided that the economic and legal substance of, any of the transactions contemplated herein is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY: AEVA TECHNOLOGIES, INC.

By:	/s/ Soroush Salehian Dardashti
Name: Soroush Salehian Dardashti
Title: Chief Executive Officer

[Signature page to Standby Equity Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INVESTOR:

Sylebra Capital Partners Master Fund Ltd, a Cayman Islands entity

By:	/s/ Matthew Whitehead
Name: Matthew Whitehead
Title: Director

[Signature page to Standby Equity Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INVESTOR:

Sylebra Capital Parc Master Fund, a Cayman Islands entity

By:	/s/ Matthew Whitehead
Name: Matthew Whitehead
Title: Director

[Signature page to Standby Equity Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INVESTOR:

Sylebra Capital Menlo Master Fund, a Cayman Islands entity

By:	/s/ Matthew Whitehead
Name: Matthew Whitehead
Title: Director

[Signature page to Standby Equity Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INVESTOR:

Blackwell Partners LLC – Series A, a Delaware limited liability company

By:	/s/ Matthew Whitehead
Name: Matthew Whitehead
Title: Authorised Signatory of appointed Manager

[Signature page to Standby Equity Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INVESTOR:

Bl Blackstone CSP-MST FMAP Fund, a Bermuda entity

By:	/s/ Matthew Whitehead
Name: Matthew Whitehead
Title: Authorised Signatory of appointed Manager

[Signature page to Standby Equity Purchase Agreement]

EXHIBIT A

FORM OF ADVANCE NOTICE

AEVA TECHNOLOGIES, INC.

Dated:	Advance Notice Number: ____

The undersigned ,__________, hereby certifies, with respect to the sale of Preferred Stock of Aeva Technologies, Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of November 8, 2023 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1.	The undersigned is the duly elected _________ of the Company.

2.	There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.

The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in this Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.	The number of Advance Stock the Company is requesting is_____________.

5.	The Common Stock Price is __________.

The undersigned has executed this Advance Notice as of the date first set forth above.

AEVA TECHNOLOGIES, INC.

By:

Please deliver this Advance Notice by email to:

Email: __________________

Attention: __________________

Confirmation Telephone Number: __________________

Exh. A-1

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

AEVA TECHNOLOGIES, INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:

1.	Number of Advance Stock requested in the Advance Notice:

2.	Common Stock Price:

3.	Purchase Price per share of Preferred Stock: $10,000 per share

4.	Number of Advance Stock due to the Investor:

5.	Total Purchase Price due to Company:

Exh. B-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[See Attached]

Exh. C-1

EXHIBIT D

FORM OF CERTIFICATE OF DESIGNATIONS

Exh. D-1

Exhibit D

CERTIFICATE OF DESIGNATIONS OF

SERIES [__] CONVERTIBLE PREFERRED STOCK,

OF

AEVA TECHNOLOGIES, INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), AEVA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That the Second Amended and Restated Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”), authorizes the issuance of 432,000,000 shares of capital stock, consisting of 422,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”);

That, pursuant to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to fix by resolution or resolutions the designations and the powers, including voting powers, if any, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series; and

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board adopted the following resolution designating a new series of Preferred Stock as “Series [__] Convertible Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:

SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series [__] Convertible Preferred Stock” (the “Series [__] Preferred Stock”). The number of authorized shares constituting the Series [__] Preferred Stock shall be [__]. That number from time to time may be increased or decreased by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series [_] Preferred Stock.

SECTION 2. Ranking. The Series [__] Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series [__] Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series [__] Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c) senior to the Common Stock and each other class or series of Capital Stock of the Company (other than the Parity Stock) now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series [__] Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

SECTION 3. Definitions. As used herein with respect to Series [__] Preferred Stock: “Accrued Dividends” means, as of any date, with respect to any share of Series [__] Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared.

• “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor or any of its Affiliates, (ii) portfolio companies (as such term is customarily used among institutional investors) in which the Investor or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of the Investor and (iii) if any direct or indirect limited partner of a Person that is an investment fund (a “Fund”) owns a majority of the economic interest of such Fund, such direct or indirect limited partner shall not be deemed to be an “Affiliate” of such Fund without other mechanisms of exerting “control” over such Fund in addition to such limited partner’s ownership of economic interests in such Fund. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Any Person shall be deemed, for purposes of this Certificate of Designations, to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series [__] Preferred Stock, if any, owned by such Person to Common Stock).

Exh. D-2

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Certificate of Designations” means this Certificate of Designations relating to the Series [__] Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means whether in a single transaction or a series of related transactions, the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all of the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is or is entitled to be exchanged for or converted into cash, securities or other property, other than (1) a merger or consolidation transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) a sale, transfer or lease of all or substantially all of the assets of the Company to a Subsidiary or a Person that becomes a Subsidiary of the Company.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on

Exh. D-3

which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Securities” means (i) for any issuance of shares of Common Stock below the Stock Issuance Cap, Common Stock and (ii) for any issuance of shares of Common Stock that would exceed the Stock Issuance Cap, a Warrant exercisable for such number of shares of Common Stock by which such issuance would cause such Holder to be deemed to exceed the Stock Issuance Cap.

“Common Stock” has the meaning set forth in the recitals above.

“Common Stock Price” is $[____].1

“Company” has the meaning set forth in the recitals above.

“Company Redemption Right” has the meaning set forth in Section 8(a)(i).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series [__] Preferred Stock, and its successors and assigns.

“Conversion Date” means the date on which a Holder complies with the conversion procedures set forth in Section 7 of this Agreement.

“Conversion Notice” has the meaning set forth in Section 7(a).

“Conversion Price” shall have the meaning set forth in Section 6(a).

“Conversion Rate” means, a rate calculated by dividing the Issuance Price by the Common Stock Price, subject to adjustment as set forth herein.

“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the closing price per share of Common Stock for each of the five (5) consecutive full Trading Days ending on, and including, the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 9.

“DGCL” has the meaning set forth in the recitals above.

[1]

Price to be inserted at the Advance Date and will be the lesser of (i) the average Closing Price per share of Common Stock on the NYSE for the five (5) consecutive Trading Days immediately preceding the Issuance Date, a Dividend Payment Date, a Conversion Date or a relevant calculation date, as applicable, or (ii) the last Closing Price per share of Common Stock on the NYSE on the Trading Day immediately preceding the Issuance Date, a Dividend Payment Date, a Conversion Date, or a relevant calculation date, as applicable.

Exh. D-4

“Dividend Conversion Price” the lesser of (a) the average Closing Price per share of Common Stock on the NYSE for the five (5) consecutive Trading Days immediately preceding a Dividend Payment Date or (b) the last Closing Price per share of Common Stock on the NYSE on the Trading Day immediately preceding the Dividend Payment Date.

“Distributed Property” has the meaning set forth in Section 9(a)(iv).

“Distribution Transaction” means any distribution of equity securities of a Subsidiary or a business unit of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Payment Date” means the first day of each of January, April, July and October of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any share of Series [__] Preferred Stock the period from and including the Issuance Date of such share to, but excluding, the first Dividend Payment Date following the applicable Issuance Date and, subsequently, in each case the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date.

“Dividend Rate” means 7.0% per annum of the Issuance Price per share, calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Dividend Record Date” has the meaning set forth in Section 4(d).

“Dividends” has the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” the date any tender offer or exchange offer by the Company expires.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $100,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion; provided that for any publicly traded security listed on a national securities exchange, the Current Market Price (substituting for this purpose only a reference to such security for all references to Common Stock in the definition of Current Market Price) for the applicable date shall constitute the Fair Market Value.

Exh. D-5

“Holder” means a Person in whose name the shares of the Series [__] Preferred Stock are registered, which Person shall be treated by the Company, the Transfer Agent, the Registrar, the paying agent and the Conversion Agent as the absolute owner of the shares of Series [__] Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series [__] Preferred Stock in violation of the Standby Equity Purchase Agreement shall be a Holder, the Transfer Agent, the Registrar, the paying agent and the Conversion Agent, in each case as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder, and the Person in whose name the shares of the Series [__] Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that does not have a material relationship with the Company.

“Investor” has the meaning set forth in the Standby Equity Purchase Agreement.

“Issuance Date” means, with respect to any share of Series [__] Preferred Stock, the date of issuance of such share.

“Issuance Price” means the price for each share of Series [__] Preferred Stock, which shall be $10,000.

“Junior Stock” has the meaning set forth in Section 2(b).

“Liquidation Preference” means an amount equal to 120% of the Issuance Price.

“Notice of Company Redemption” has the meaning set forth in Section 8(a)(ii).

“NYSE” means The New York Stock Exchange.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company.

“Optional Conversion” has the meaning set forth in Section 6(a).

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.

“Parity Stock” has the meaning set forth in Section 2(c).

“Permitted Transferee” has the meaning set forth in the Standby Equity Purchase Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

Exh. D-6

“PIK Securities” means (i) Common Stock for any dividend payment in shares of Common Stock below the Stock Issuance Cap and (ii) a Warrant for any dividend payment in shares of Common Stock in excess of the Stock Issuance Cap.

“Preferred Stock” has the meaning set forth in the recitals above.

“Principal Market” means the NYSE; provided, however, that in the event shares of the Company’s Common Stock are ever listed or traded on the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which shares of the Company’s Common Stock are then listed or traded.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series [__] Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Redemption Price” has the meaning set forth in Section 8(a)(i).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series [__] Preferred Stock, and its successors and assigns.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of [__], 202[__] among the Company, the Holders (as defined therein) party thereto and the other parties thereto.

“Required Regulatory Approvals” has the meaning set forth for such term in the Standby Equity Purchase Agreement.

“Senior Stock” has the meaning set forth in Section 2(a).

“Series [__] Preferred Stock” has the meaning set forth in Section 1.

“Shelf Registration Statement” means, at any time of determination, a registration statement of the Company filed with the Securities and Exchange Commission on Form S-3 (or any successor form) or on Form S-1 (or any successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (or any similar rule that may be adopted by the Securities and Exchange Commission) that is then effective, is available to the Holder as a selling shareholder pursuant to any registration rights agreement then in effect and to which the Company and the Holder are party, and covers the Common Stock into which the Series [__] Preferred Stock is convertible.

Exh. D-7

“Standby Equity Purchase Agreement” means that certain Standby Equity Purchase Agreement among the Company and the Investor dated as of October [3], 2023, as it may be amended, supplemented or otherwise modified from time to time.

“Stock Issuance Cap” means a Holder may not become the beneficial owner of more than 19.9% of the Company’s outstanding Common Stock, or in a “20% issuance” at a price less than the “Minimum Price”, within the meaning of NYSE Rules 312.03 and 312.04.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means any day during which the Principal Market shall be open for business.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series [__] Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be [__].

“Trigger Event” has the meaning set forth in Section 9(a)(viii).

“Warrant” means a pre-funded warrant in the form attached as Exhibit E to the Standby Equity Purchase Agreement that shall (a) expire on the fourth (4th) anniversary of its issuance, (b) be exercisable for such number of shares of Common Stock as would have been purchasable upon conversion or redemption of the Series [__] Preferred Stock, but for the Stock Issuance Cap, and (c) be subject to the anti-dilution adjustments (in accordance with Section 9 set forth herein). No additional consideration shall be required to be paid by the holder of the warrant to effect any exercise of such warrant.

“Voting Stock” means (a) with respect to the Company, the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (b) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “BHG<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

Exh. D-8

SECTION 4. Dividends.

(a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(b) Accrual of Dividends. Dividends on each share of Series [__] Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accrued with respect to any share of Series [__] Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series [__] Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

(c) Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, Dividends on each share of Series [__] Preferred Stock in kind by the issuance of Common Securities with an aggregate value (at the time of such payment) equal to the amount of the dividend to have been paid divided by the Dividend Conversion Price (a “PIK Securities”); provided that any Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $0.005 being rounded upward). Notwithstanding any other provision of this Certificate of Designation or the Series [__] Preferred Stock, any dividend that is paid in the form of PIK Securities shall be considered paid or duly provided for, for all purposes of this Certificate of Designation and the Series [__] Preferred Stock, and shall not be considered overdue. The Board may at its sole discretion elect to pay the Dividends in whole or part in cash in lieu of Common Securities.

(d) Record Date. Each Dividend shall be paid pro rata to the Holders entitled thereto. The record date for payment of Dividends on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month preceding the relevant Dividend Payment Date (each, a “Dividend Record Date”), whether or not such day is a Business Day.

(e) Priority of Dividends. So long as any shares of Series [__] Preferred Stock remain outstanding, unless full Dividends on all outstanding shares of Series [__] Preferred Stock that have accrued from and including the later of (x) the Issuance Date or (y) the first day of the current Dividend Payment Period in respect of such shares of Series [__] Preferred Stock have been declared and paid in cash or in kind, or have been or contemporaneously are declared, and a sum of cash or Common Stock sufficient for the payment of those Dividends has been, or is, set aside or issued for the benefit of the Holders for the current Dividend Payment Period, the Company may not declare any dividend on, or make any cash distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary), or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

Exh. D-9

(ii) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock);

(iv) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(v) payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid (subject to the restrictions set forth in Section 4(e)); or

(vi) distributions of Junior Stock or rights to purchase Junior Stock.

Notwithstanding the foregoing, for so long as any shares of Series [__] Preferred Stock remain outstanding, if dividends are not declared and paid in full upon such shares of Series [__] Preferred Stock and any Parity Stock, all dividends declared upon such shares of Series [__] Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series [__] Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

Subject to the provisions of this Section 4, dividends may be declared by the Board, or any duly authorized committee thereof, and paid by the Company, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to adjustments otherwise provided under Section 9(a)).

(f) Conversion Following a Record Date. If the Conversion Date for any shares of Series [__] Preferred Stock is prior to the close of business on a Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date, other than through the inclusion of Accrued Dividends in the Liquidation Preference as of the Conversion Date in the calculation under Section 5(a). If the Conversion Date for any shares of Series [__] Preferred Stock is after the close of business on a Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend with respect to the then current Dividend Payment Period shall not be included for the purpose of determining the amount of Accrued Dividends or Liquidation Preference under Section 5(a), with respect to such Conversion Date.

Exh. D-10

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any Change of Control, the Holders of shares of Series [__] Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series [__] Preferred Stock equal to the sum of (i) the Liquidation Preference plus (ii) the Accrued Dividends with respect to such share of Series [__] Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b) Partial Payment. If in connection with any distribution described in Section 5(a), the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders of shares of Series [__] Preferred Stock and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to such Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

SECTION 6. Right of the Holders to Convert.

(a) At any time prior to the occurrence of a Change of Control, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 7, to convert each share of such Holder’s Series [__] Preferred Stock at such time (including following the delivery of any Notice of Company Redemption) into the number of Common Securities equal to the quotient of the Issuance Price divided by the Conversion Price (as defined below) in effect at the time of conversion (an “Optional Conversion”). The “Conversion Price” applicable to the Series [__] Preferred Stock shall initially be equal to the Common Stock Price. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The right of conversion may be exercised as to all or any portion of such Holder’s Series [__] Preferred Stock from time to time in accordance with this Section 6; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 10 shares of Series [__] Preferred Stock (unless such conversion relates to all shares of Series [__] Preferred Stock held by such Holder).

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series [__] Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series [__] Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series [__] Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.

Exh. D-11

SECTION 7. Mechanics of Optional Conversion.

(a) In order for a Holder to effect an Optional Conversion, such holder shall (i) provide written notice to the Transfer Agent (“Conversion Notice”) that such Holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (ii) if such Holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock at the office of the Transfer Agent. The Conversion Notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the Common Securities to be issued. If required by the Company or the Transfer Agent, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form reasonably satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the Transfer Agent of the Conversion Notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the Common Securities issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time (i) issue and deliver to such Holder, or to his, her or its nominees, a notice of issuance for the number of Common Securities in accordance with the provisions hereof and a notice of issuance for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) pay all Accrued Dividends on the shares of Preferred Stock converted.

(b) Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock or a Warrant in exchange therefor and to receive payment of any Accrued Dividends. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(c) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

SECTION 8. Redemption. (a) Redemption at the Option of the Company.

(i) At any time on or after the two (2)-year anniversary of the Issuance Date, the Company shall have the right (the “Company Redemption Right”) to redeem, in whole but not in part, the shares of Series [__] Preferred Stock of any Holder outstanding at such time at a redemption price equal to [__] per share2 (such price, the “Redemption Price”); provided, that (A) the Closing Price of a share of Common Stock exceeds 250% of the then-applicable Conversion Price per share for at least 20 out of 30 consecutive Trading Days prior to the Redemption Date and (B) a Shelf Registration

[2]	Amount to equal Issuance Price plus three (3) years of Dividend payment

Exh. D-12

Statement that is required to be effective pursuant to the Registration Rights Agreement on such date shall be effective on such date with respect to the applicable Holder (a “Company Redemption”). The Redemption Price shall be payable in cash or Common Securities. The number of Common Securities issuable upon such Company Redemption shall be equal to the Redemption Price divided by the Conversion Price then in effect. Notwithstanding the foregoing, the Company will not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption in respect of the redemption of, any Series [__] Preferred Stock pursuant to this Section 8 unless the Company has sufficient funds or Common Stock legally available to fully pay the Redemption Price in respect of all shares of Series [__] Preferred Stock called for redemption.

(ii) To exercise the Company Redemption Right pursuant to this Section 8(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to the Holders and the Transfer Agent at least five days prior to the Redemption Date designated therein for such redemption. The Notice of Company Redemption shall contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series [__] Preferred Stock. The Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in such Notice of Company Redemption, either: (A) in cash by wire transfer, or (B) Common Securities on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to such Holders, in an amount equal to the Redemption Price of the shares of Series [__] Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith.

(b) Effect of Redemption. With respect to any share of Series [__] Preferred Stock which has not been converted by a Holder prior to the Redemption Date and has been specified to be redeemed by the Company pursuant to the Company Redemption Right and which has been redeemed in accordance with the provisions of this Section 8, or for which the Company has irrevocably deposited an amount equal to the Redemption Price in respect of such share with the Transfer Agent, then (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.

SECTION 9. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series [__] Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series [__] Preferred Stock, in any transaction described in this Section 9(a), without having to convert their Series [__] Preferred Stock, as if the respective Holders held such a number of shares of Common Stock into which the number of shares of Series [__] Preferred Stock held by such Holders are then convertible pursuant to Section 6(a) (without regard to any limitations on convertibility contained therein):

(i) The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0 x (OS1 / OS0)

Exh. D-13

CR0	=	the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1	=	the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 9(a)(viii) shall apply)), options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the date such dividend, distribution or issuance is first announced, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1	=	CR0 x [(OS0+X) / (OS0+Y)]

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CR1	=	the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

Exh. D-14

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii) The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 9(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), in which event the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x [(FMV + (SP1 x OS1)) / (SP1 x OS0)]

Exh. D-15

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Expiration Date

CR1	=	the new Conversion Rate in effect immediately after the close of business on the Expiration Date

FMV	=	the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0	=	the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1	=	the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 9(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 9(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 9(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock other than through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

Exh. D-16

(iv) The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 9(a)(i) or Section 9(a)(ii), (B) Distribution Transactions as to which Section 9(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 9(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 9(a)(viii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x [SP0 / (SP0 - FMV)]

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1	=	the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0	=	the Current Market Price as of the Record Date for such dividend or distribution

FMV	=	the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series [__] Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series [__] Preferred Stock, in respect of each share of Series [__] Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Exh. D-17

(v) The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR1	=	CR0 x [(FMV + MP0) / MP0]

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1	=	the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV	=	the product of (x) the number of shares or units of Capital Stock or equity interests distributed per share of Common Stock in the Distribution Transaction and (y) the arithmetic average of the volume-weighted average prices for a share or unit of such Capital Stock or equity interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten (10) consecutive full Trading Days commencing with, and including, the first Trading Day following the effective date of the Distribution Transaction

MP0	=	the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the first Trading Day following the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 9(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 9(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 9(a)(v).

(vi) The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x [SP0 / (SP0 – C)]

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1	=	the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

Exh. D-18

SP0	=	the Current Market Price as of the Record Date for such dividend or distribution

C	=	the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series [__] Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series [__] Preferred Stock, in respect of each share of Series [__] Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.

(vii) The Company issues shares of Common Stock or any other security convertible into, exercisable or exchangeable for Common Stock (such Common Stock or other security, “Equity-Linked Securities”) (other than in Excluded Issuances (as defined below) or a transaction to which Section 9(a)(i), Section 9(a)(ii), Section 9(a)(iv) or Section 9(a)(v) applies), for a consideration per share of Common Stock (or conversion, exercise or exchange price per share of Common Stock) less than the then-applicable Conversion Price on the date the Company fixes the offering price (or conversion, exercise or exchange price) of Equity-Linked Securities, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x [(OS0 + A) / (OS0 + B)]

CR0	=	the Conversion Rate in effect immediately prior to the issuance of such Equity-Linked Securities

CR1	=	the new Conversion Rate in effect immediately after the issuance of such Equity-Linked Securities

OS0	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such Equity-Linked Securities (treating for this purpose as outstanding all shares of Common Stock issuable upon (i) conversion of all convertible securities of the Company and (ii) exercise or vesting of any equity awards of the Company, including options and restricted stock units (using the treasury stock method as determined by the Company))

Exh. D-19

A	=	the maximum number of additional shares of Common Stock issued (or into which Equity-Linked Securities may be converted)

B	=	the number of shares of Common Stock (or into which such Equity-Linked Securities may be converted) that would have been issued assuming such additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to the Conversion Price (such amount determined by dividing the aggregate consideration receivable by the Company for the total number of shares of Common Stock to be issued (or into which such Equity-Linked Securities may be converted) by the Conversion Price immediately prior to the execution of the definitive agreement on pricing such shares (or such Equity-Linked Securities))

For purposes of this Section 9(a)(vii), the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Equity-Linked Securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities plus (y) the minimum aggregate amount, if any, payable upon conversion, exercise or exchange of any such Equity-Linked Securities into or for shares of Common Stock plus (z) the Fair Market Value of any consideration that consists all or in part of property other than cash; and “Excluded Issuances” means issuances of Common Stock or Equity-Linked Securities (i) as consideration for an acquisition of businesses and/or related assets, (ii) pursuant to employee benefit plans and compensation related arrangements approved by the Board, (iii) pursuant to any issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which shares of the Series [_] Preferred Stock participate or in connection with a stockholder rights plan, or (iv) in connection with the conversion, exercise or exchange of any Equity-Linked Security pursuant to its terms. Any adjustment made pursuant to this Section 9(a)(vii) shall become effective immediately upon the date of such issuance of such Common Stock or Equity-Linked Securities, as applicable.

Upon the expiration or termination of any unconverted, unexercised or unexchanged Equity-Linked Security which resulted in an adjustment to the Conversion Rate pursuant to this Section 9(a)(vii), the Conversion Rate shall be adjusted to such Conversion Rate that would be in effect if such Equity-Linked Security had never been issued.

(viii) If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series [__] Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of Common Stock as described in Section 9(a)(ii) (without giving effect to the forty-five (45)

Exh. D-20

calendar day limit on exercisability of rights, options or warrants ordinarily subject to such Section 9(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 9(a)(i) or Section 9(a)(iv), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 9(a)(viii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series [_] Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.

(c) When No Adjustment Required. (i) Except as otherwise provided in this Section 9, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii) Except as otherwise provided in this Section 9, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

Exh. D-21

(iii) No adjustment to the Conversion Rate will be made:

(A)

upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)

upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)

except as expressly provided in Section 9, upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series [__] Preferred Stock;

(D)	for a change in the par value of the Common Stock;

(E)

pursuant to any merger, joint venture, partnership, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company with parties that are not Affiliates, whereby the Common Stock comprises, in whole or in part, the consideration paid by the Company in such transaction, provided such transaction was (1) approved by the holders of the Voting Stock or (2) approved by the Board; or

(F)

upon the issuance of any shares of Common Stock or warrants to acquire only shares of Common Stock issued to non-Affiliate banks, equipment lessors or other lending institutions, or to non-Affiliate real property lessors, in each case, in connection with a debt financing, equipment leasing or real property leasing transaction, provided such transaction was approved by the Board.

(d) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 9, any subsequent event requiring an adjustment under this Section 9 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 9 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 9 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

Exh. D-22

(f) Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 9, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 9 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(g) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 9(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series [_] Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series [_] Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 9.

(h) Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series [__] Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series [__] Preferred Stock of such Holder that are being converted and/or issued on any single Conversion Date.

SECTION 10. Reserved.

SECTION 11. Voting Rights

(a) General. The Holders have no voting rights except as expressly set forth herein or as otherwise provided by the DGCL. The Holders of shares of Series [__] Preferred Stock shall be entitled to vote with the other holders of Preferred Stock, voting together as a single class, with respect to (i) changes to the legal or tax form of the Company, (ii) changes to the authorized number of shares of Preferred Stock or any series of Preferred Stock, (iii) the issuance of additional Preferred Stock other than in connection with

Exh. D-23

the Standby Equity Purchase Agreement on the Issuance Date, (iv) amendments to the Company’s Certificate of Incorporation or Bylaws which may alter or change the privileges, preferences or rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof, or change the authorized number of shares of the Preferred Stock or any series thereof below the amount issued and outstanding, or (v) the incurrence of any indebtedness or the provision of any guaranty by the Company that is junior to the most senior indebtedness of the Company in right of payment or lien priority, the incurrence of any indebtedness by any Subsidiary and the provision of any guaranty or the imposition of any lien on any assets or equity securities of the Company or any Subsidiary. On such matters on which the Holders are entitled to vote, each Holder shall be entitled to the number of votes, equal to the number of shares of Series [__] Preferred Stock held by such Holder. The Holders shall be entitled to notice of any meeting of holders of Preferred Stock in accordance with the Certificate of Incorporation and Bylaws of the Company.

(b) Each Holder of Series [__] Preferred Stock will have one (1) vote per share on any matter on which Holders of Series [__] Preferred Stock are entitled to vote as a single class, whether at a meeting or by written consent.

SECTION 12. Preemptive Rights. Each of the Holders of Series [__] Preferred Stock shall have preemptive rights to purchase issuances of securities offered by the Company on a pro-rata basis among all series of Preferred Stock up to an amount equal to such Holder’s beneficial ownership interest in the Common Stock of the Company and without regard to the Stock Issuance Cap for purposes of calculating shares issuable pursuant to the preemptive rights. However, in the event of a Holder’s exercise of its preemptive rights, where such Holder’s ownership of Common Stock exceeds the Stock Issuance Cap, the Company shall issue to the relevant Holder a Warrant exercisable for Common Stock at such time that the Holder’s ownership of Common Stock is below the Stock Issuance Cap.

SECTION 13. Term. Except as expressly provided in this Certificate of Designations, the shares of Series [__] Preferred Stock shall be perpetual.

SECTION 14. Creation of Capital Stock. The Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 15. No Sinking Fund. Shares of Series [__] Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 16. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series [__] Preferred Stock shall be [__]. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series [__] Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

SECTION 17. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series [__] Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.

Exh. D-24

(b) Certificates Following Conversion. If physical certificates representing the Series [__] Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series [__] Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series [__] Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series [_] Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series [__] Preferred Stock formerly evidenced by the physical certificate.

SECTION 18. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series [__] Preferred Stock or shares of Common Stock or other securities issued on account of Series [__] Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series [__] Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series [__] Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series [__] Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

(c) Ownership Restriction. The Series [__] Preferred Stock may only be held by, and may only be transferred to, a Holder that delivers to the Company (i) an IRS Form W-9, (ii) an IRS Form W-8BEN-E certifying its status as a “withholding foreign partnership,” (iii) an IRS Form W-8BEN-E or W-8EXP certifying entitlement to a complete exemption from dividend withholding tax under an applicable income tax treaty for which the Holder qualifies for benefits or under Section 892 of the Code. Any purported Transfer to a Person not described in the immediately preceding sentence shall be void ab initio.

SECTION 19. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at Aeva Technologies, Inc., 555 Ellis Street, Mountain View, CA 94043 (Attention: Soroush Salehian) (with a copy to (which shall not constitute notice or delivery of process) Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304 (Attention: Heidi E. Mayon)), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Exh. D-25

SECTION 20. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series [__] Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 21. Waiver. Except as otherwise set forth in this Certificate of Designations, notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series [_] Preferred Stock granted hereunder may be waived as to all shares of Series [__] Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series [__] Preferred Stock then outstanding.

SECTION 22. Severability. If any term of the Series [__] Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

Exh. D-26

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this [__]th day of [__], 20[        ].

AEVA TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT E

FORM OF PRE-FUNDED WARRANT

Exh. E-1

Exhibit E

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT UNDER ANY CIRCUMSTANCES BE OFFERED, TRANSFERRED SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

PRE-FUNDED WARRANT

AEVA TECHNOLOGIES, INC.

Warrant		Initial Exercise Date: [_], 202[_]
Shares:	__________

This PRE-FUNDED WARRANT (this “Pre-Funded Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [_], 202[_] (the “Initial Exercise Date”), and on or prior to 5:00 p.m. (New York City time) on [_], 20[_]1 (the “Termination Date”), but not thereafter, to subscribe for and purchase from AEVA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), up to ________2 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock (as defined below). The purchase price of one share of Common Stock under this Pre-Funded Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Pre-Funded Warrant is issued pursuant to the terms under certain standby equity purchase agreement (the “Purchase Agreement”), effective on November 8, 2023, and entered into between the Company and the Holder.

Section 1    Definitions. In addition to the terms defined elsewhere in this Pre-Funded Warrant, for all purposes of this Pre-Funded Warrant, the following terms have the meanings set forth in this Section 1.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency

[1]	Note: To expire on the 7 year anniversary from the issue date of the Pre-Funded Warrant
[2]	Note: Each Pre-Funded Warrant will be exercisable for such number of shares of Common Stock as would have been purchasable upon conversion of the Preferred Stock.

succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Subscription Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Black Scholes Value” means the value of this Pre-Funded Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five business days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Pre-Funded Warrant in accordance with Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Pre-Funded Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Pre-Funded Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Pre-Funded Warrant (without regard to any limitations on the exercise of this Pre-Funded Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Pre-Funded Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Pre-Funded Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Pre-Funded Warrant with the same effect as if such Successor Entity had been named as the Company herein.

Exh. E-2

“Business Day” and “business day” mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Subscription Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agent” shall be any duly appointed agent selected by the Company. The Warrant Agent shall initially be the Company.

Section 2 Exercise.

(a) Exercise of Pre-Funded Warrant.

(i) Exercise by Holder. Exercise of the rights represented by this Pre-Funded Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (with a copy to the Warrant Agent) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.

Exh. E-3

(ii) Exercise Procedures. Notwithstanding anything herein to the contrary, subject to Section 2(d)(ii), the Holder shall not be required to physically surrender this Pre-Funded Warrant to the Company until the Holder has exercised all of the Warrant Shares available hereunder and this Pre-Funded Warrant has been exercised in full, in which case, the Holder shall surrender this Pre-Funded Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company (with a copy to the Warrant Agent). Partial exercises of this Pre-Funded Warrant resulting in exercises of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares exercisable hereunder in an amount equal to the applicable number of Warrant Shares exercised. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and the date of such exercises. The Company shall deliver any objection to any Notice of Exercise within one (1) business day of receipt of such notice. The Holder and any assignee, by acceptance of this Pre-Funded Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the exercise of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for exercise hereunder at any given time may be less than the amount stated on the face hereof.

(iii) Maximum Percentage. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2(a)(iii); provided, however, no Holder shall be subject to this Section 2(a)(iii) unless he, she or it makes such election. If the election is made by the Holder, the Warrant Agent shall not effect the exercise of the Holder’s Pre-Funded Warrants, and such Holder shall not have the right to exercise such Pre-Funded Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 19.9% (or such other amount as a Holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants with respect to which the determination of such sentence is being made, but shall exclude Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Pre-Funded Warrants beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants), subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of the Pre-Funded Warrants, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form

Exh. E-4

10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission (the “Commission”) as the case may be, or (2) a more recent public announcement by the Company. For any reason at any time, upon the written request of the Holder of the Pre-Funded Warrants, the Company shall, within five (5) Business Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. By written notice to the Company, the Holder of the Pre-Funded Warrants may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.0001 (the “Exercise Price”). (the “Exercise Price”).

(c) Cashless Exercise. If at any time after the Initial Exercise Date, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares by the Holder, then this Pre-Funded Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Series A Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Series A Warrant in accordance with the terms of this Series A Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Exh. E-5

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of this Series A Warrant being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Series A Warrant. The Company agrees not to take any position contrary to this Section 2(c).

(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares exercised hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of this Pre-Funded Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) two (2) Trading Days after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Pre-Funded Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Pre-Funded Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Pre-Funded Warrants Upon Exercise. If this Pre-Funded Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Pre-Funded Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Pre-Funded Warrant evidencing the rights of the Holder to exercise the unexercised Warrant Shares called for by this Pre-Funded Warrant, which new Pre-Funded Warrant shall in all other respects be identical with this Pre-Funded Warrant.

Exh. E-6

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Series A Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Series A Warrant as required pursuant to the terms hereof.

(v) No Fractional Pre-Funded Warrant, Shares or Scrip. No fractional Pre-Funded Warrants, shares or scrip representing fractional shares shall be issued upon the exercise of this Pre-Funded Warrant. To the extent the Holder would be entitled to a fractional Pre-Funded Warrant, the Company shall round down to the nearest whole number of Pre-Funded Warrants to be issued to the Holder. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Exh. E-7

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Pre-Funded Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all reasonable Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Pre-Funded Warrant, pursuant to the terms hereof.

Section 3 Certain Adjustments.

(a) Reserved.

(b) Subsequent Rights Offerings. If at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Pre-Funded Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) Pro Rata Distributions. During such time as this Pre-Funded Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Pre-Funded Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Pre-Funded Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

Exh. E-8

(d) Fundamental Transaction. If, at any time while this Pre-Funded Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Pre-Funded Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Pre-Funded Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Pre-Funded Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Pre-Funded Warrant). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Pre-Funded Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), exercise this Pre-Funded Warrant from the Holder by paying to the Holder an amount equals to the Black Scholes Value (as defined below), in the form of cash, stock or any combination thereof (at the Company’s discretion), of the remaining unexercised portion of this Pre-Funded Warrant on or around the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Pre-Funded Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Exh. E-9

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Pre-Funded Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Pre-Funded Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Exh. E-10

(g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Series A Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4 Reserved.

Section 5 Transfer of Pre-Funded Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Pre-Funded Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Pre-Funded Warrant at the principal office of the Company or its designated Warrant Agent, which shall initially be the Company, together with a written assignment of this Pre-Funded Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Pre-Funded Warrant or Pre-Funded Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Pre-Funded Warrant evidencing the portion of this Pre-Funded Warrant not so assigned, and this Pre-Funded Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Pre-Funded Warrant to the Company unless the Holder has assigned this Pre-Funded Warrant in full, in which case, the Holder shall surrender this Pre-Funded Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Pre-Funded Warrant in full. The Pre-Funded Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Pre-Funded Warrant issued.

(b) Reserved.

(c) Pre-Funded Warrant Register. The Company shall register this Pre-Funded Warrant, upon records to be maintained by the Company for that purpose (the “Pre-Funded Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Pre-Funded Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company has appointed the Warrant Agent to maintain the Pre-Funded Warrant Register, as the Company’s agent. The Company shall remain responsible for the contents of the Pre-Funded Warrant Register, notwithstanding the appointment of a Warrant Agent. The Company shall provide thirty (30) days’ prior written notice to the Holder of any appointment of or change in Warrant Agent and the new Warrant Agent’s contact information, including if the Company shall itself directly maintain the Pre-Funded Warrant Register after a third-party Warrant Agent has been appointed.

Exh. E-11

Section 6 Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Pre-Funded Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof, except as expressly set forth in Section 3. Without limiting any rights of a Holder under this Pre-Funded Warrant, in no event shall the Company be required to net cash settle an exercise of this Pre-Funded Warrant.

(b) Loss, Theft, Destruction or Mutilation of Pre-Funded Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Pre-Funded Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Pre-Funded Warrant, shall not include the posting of any bond), and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Pre-Funded Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Pre-Funded Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

(d) Authorized Shares. The Company covenants that, during the period this Pre-Funded Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Pre-Funded Warrant. The Company further covenants that its issuance of this Pre-Funded Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Pre-Funded Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Pre-Funded Warrant will, upon exercise of the rights represented by this Pre-Funded Warrant in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Pre-Funded Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Pre-Funded Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Pre-Funded Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Pre-Funded Warrant.

Exh. E-12

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Pre-Funded Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Pre-Funded Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Pre-Funded Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Pre-Funded Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Pre-Funded Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Pre-Funded Warrant, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Pre-Funded Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Pre-Funded Warrant, if the Company willfully and knowingly fails to comply with any provision of this Pre-Funded Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Exh. E-13

(h) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to a Holder, to its address and/or email address set forth on the register of Holders on file with the Company, with copies to such Holder’s representatives as set forth on such register, or to such other address, email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change;

(ii) if to the Company, to:

Aeva Technologies, Inc.

555 Ellis Street

Mountain View, CA 94043

Attention:

E-mail:

with a required copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Heidi Mayon

E-mail: heidi.mayon@stblaw.com

(i) Successors and Assigns. Subject to applicable securities laws, this Pre-Funded Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Pre-Funded Warrant are intended to be for the benefit of the Company and any Holder from time to time of this Pre-Funded Warrant and shall be enforceable by the Company and/or Holder or holder of Warrant Shares.

(j) Amendment. This Pre-Funded Warrant may be amended by the Company without the consent of any of the holders of the Subscription Warrants for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Pre-Funded Warrant that is not inconsistent with the provisions of this Pre-Funded Warrant, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Pre-Funded Warrant, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Subscription Warrants, and any provisions required in connection therewith, (iv) adding to the covenants of the Company for the benefit of the Holder or surrendering any right or power

Exh. E-14

conferred upon the Company under this Pre-Funded Warrant, (v) to comply with the rules of the Depositary Trust Company (“DTC”), including to permit the deposit of Subscription Warrants with the DTC and settlement through the facilities thereof, if applicable; or (vi) amending this Pre-Funded Warrant in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holder in any material respect. All other modifications or amendments to this Pre-Funded Warrant and the other Subscription Warrants, including any amendment to increase the Exercise Price or move the Termination Date, shall require the written consent of the holders of a majority of the then outstanding Subscription Warrants; provided that any material and adverse modification, waiver or termination of the economic terms of the transactions contemplated under this Pre-Funded Warrant shall require the prior written consent of the Holder of this Pre-Funded Warrant.

(k) Severability. Wherever possible, each provision of this Pre-Funded Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pre-Funded Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Pre-Funded Warrant.

(l) Headings. The headings used in this Pre-Funded Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Pre-Funded Warrant.

********************

(Signature Page Follows)

Exh. E-15

IN WITNESS WHEREOF, the Company has caused this Pre-Funded Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

AEVA TECHNOLOGIES, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

To: AEVA TECHNOLOGIES, INC.

CC: WARRANT AGENT

(1) The undersigned hereby elects to exercise Warrant Shares of the Company pursuant to the terms of the attached Pre-Funded Warrant (only if exercised in full).

(2) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________

_______________________

_______________________

(3) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Pre-Funded Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Pre-Funded Warrant and all rights evidenced thereby are hereby assigned to:

Name:

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Address:

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Phone Number:

Email Address:

Dated: ________________, ____, ____

Holder’s Signature: _________________________________

Holder’s Address: __________________________________

EXHIBIT F

FORM OF SERIES A WARRANT

Exh. F-1

Exhibit F

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT UNDER ANY CIRCUMSTANCES BE OFFERED, TRANSFERRED SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

SERIES A WARRANT

AEVA TECHNOLOGIES, INC.

Warrant		Initial Exercise Date: _________ ____, 2023
Shares:	__________

This SERIES A WARRANT (this “Series A Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after _________ ____, 2023 (the “Initial Exercise Date”), and on or prior to 5:00 p.m. (New York City time) on _________ ____, 2027 (the “Termination Date”), but not thereafter, to subscribe for and purchase from AEVA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), up to ________ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock (as defined below). The purchase price of one share of Common Stock under this Series A Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Series A Warrant is issued pursuant to that certain Standby Equity Purchase Agreement, effective on October ____, 2023, and entered into between the Company and the Holder.

Section 1 Definitions. In addition to the terms defined elsewhere in this Series A Warrant, for all purposes of this Series A Warrant, the following terms have the meanings set forth in this Section 1.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Series A Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Black Scholes Value” means the value of this Series A Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five business days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Series A Warrant in accordance with Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Series A Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Series A Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Series A Warrant (without regard to any limitations on the exercise of this Series A Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Series A Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Series A Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Series A Warrant with the same effect as if such Successor Entity had been named as the Company herein.

Exh. F-2

“Business Day” and “business day” mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Series A Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agent” shall be any duly appointed agent selected by the Company. The Warrant Agent shall initially be the Company.

Section 2 Exercise.

(a) Exercise of Series A Warrant.

(i) Exercise by Holder. Exercise of the purchase rights represented by this Series A Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (with a copy to the Warrant Agent) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise

Exh. F-3

Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.

(ii) Exercise Procedures. Notwithstanding anything herein to the contrary, subject to Section 2(d)(ii), the Holder shall not be required to physically surrender this Series A Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Series A Warrant has been exercised in full, in which case, the Holder shall surrender this Series A Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company (with a copy to the Warrant Agent). Partial exercises of this Series A Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) business day of receipt of such notice. The Holder and any assignee, by acceptance of this Series A Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(iii) Maximum Percentage. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2(a)(iii); provided, however, no Holder shall be subject to this Section 2(a)(iii) unless he, she or it makes such election. If the election is made by the Holder, the Warrant Agent shall not effect the exercise of this Series A Warrant, and such Holder shall not have the right to exercise this Series A Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 19.9% (or such other amount as a Holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon the exercise of the Series A Warrants with respect to which the determination of such sentence is being made, but shall exclude Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Series A Warrants beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants), subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of the Series A Warrants, in

Exh. F-4

determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission (the “Commission”) as the case may be, or (2) a more recent public announcement by the Company. For any reason at any time, upon the written request of the Holder of this Series A Warrant, the Company shall, within five (5) Business Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. By written notice to the Company, the Holder of this Series A Warrant may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(b) Exercise Price. The exercise price per share of Common Stock under this Series A Warrant shall be $1.00, subject to adjustment hereunder (the “Exercise Price”).

(c) Cashless Exercise. If at any time after the Initial Exercise Date, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares by the Holder, then this Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Series A Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Series A Warrant in accordance with the terms of this Series A Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of this Series A Warrant being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Series A Warrant. The Company agrees not to take any position contrary to this Section 2(c).

Exh. F-5

(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of this Series A Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) two (2) Trading Days after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Series A Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Series A Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Series A Warrants Upon Exercise. If this Series A Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Series A Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Series A Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Series A Warrant, which new Series A Warrant shall in all other respects be identical with this Series A Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

Exh. F-6

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Series A Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Series A Warrant as required pursuant to the terms hereof.

(v) No Fractional Series A Warrant, Shares or Scrip. No fractional Series A Warrants, shares or scrip representing fractional shares shall be issued upon the exercise of this Series A Warrant. To the extent the Holder would be entitled to a fractional Series A Warrant, the Company shall round down to the nearest whole number of Series A Warrants to be issued to the Holder. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Series A Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all reasonable Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

Exh. F-7

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Series A Warrant, pursuant to the terms hereof.

Section 3 Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Series A Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Series A Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Series A Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Series A Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series A Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) Pro Rata Distributions. During such time as this Series A Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Series A Warrant, then, in each such case, the Holder shall be entitled to participate in such

Exh. F-8

Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series A Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(d) Fundamental Transaction. If, at any time while this Series A Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Series A Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Series A Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Series A Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Series A Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Series A Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of

Exh. F-9

the public announcement of the applicable Fundamental Transaction), purchase this Series A Warrant from the Holder by paying to the Holder an amount equals to the Black Scholes Value (as defined below), in the form of cash, stock or any combination thereof (at the Company’s discretion), of the remaining unexercised portion of this Series A Warrant on or around the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Series A Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not

Exh. F-10

to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Series A Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Series A Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Series A Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4 Reserved.

Section 5 Transfer of Series A Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Series A Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Series A Warrant at the principal office of the Company or its designated Warrant Agent, which shall initially be the Company, together with a written assignment of this Series A Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Series A Warrant evidencing the portion of this Series A Warrant not so assigned, and this Series A Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Series A Warrant to the Company unless the Holder has assigned this Series A Warrant in full, in which case, the Holder shall surrender this Series A Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Series A Warrant in full. The Series A Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Series A Warrant issued.

(b) New Series A Warrants. This Series A Warrant may be divided or combined with other Series A Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Series A Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a),

Exh. F-11

as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in exchange for the Series A Warrant or Series A Warrants to be divided or combined in accordance with such notice. All Series A Warrants issued on transfers or exchanges shall be dated the original issuance date and shall be identical with this Series A Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Series A Warrant Register. The Company shall register this Series A Warrant, upon records to be maintained by the Company for that purpose (the “Series A Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Series A Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company has appointed the Warrant Agent to maintain the Series A Warrant Register, as the Company’s agent. The Company shall remain responsible for the contents of the Series A Warrant Register, notwithstanding the appointment of a Warrant Agent. The Company shall provide thirty (30) days’ prior written notice to the Holder of any appointment of or change in Warrant Agent and the new Warrant Agent’s contact information, including if the Company shall itself directly maintain the Series A Warrant Register after a third-party Warrant Agent has been appointed.

Section 6 Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Series A Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Series A Warrant.

(b) Loss, Theft, Destruction or Mutilation of Series A Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Series A Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Series A Warrant, shall not include the posting of any bond), and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Series A Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Series A Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

(d) Authorized Shares. The Company covenants that, during the period this Series A Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Series A Warrant. The Company further covenants that its issuance of this Series A Warrant shall constitute full authority to its officers who are charged with the duty

Exh. F-12

of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Series A Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Series A Warrant will, upon exercise of the purchase rights represented by this Series A Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Series A Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Series A Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Series A Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Series A Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Series A Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Series A Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Series A Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Series A Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery

Exh. F-13

(with evidence of delivery) to such party at the address in effect for notices to it under this Series A Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Series A Warrant, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Series A Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Series A Warrant, if the Company willfully and knowingly fails to comply with any provision of this Series A Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to a Holder, to its address and/or email address set forth on the register of Holders on file with the Company, with copies to such Holder’s representatives as set forth on such register, or to such other address, email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change;

(ii) if to the Company, to:

Aeva Technologies, Inc.

555 Ellis Street

Mountain View, CA

Attention:

E-mail:

Exh. F-14

with a required copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Heidi Mayon

E-mail: heidi.mayon@stblaw.com

(i) Successors and Assigns. Subject to applicable securities laws, this Series A Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Series A Warrant are intended to be for the benefit of the Company and any Holder from time to time of this Series A Warrant and shall be enforceable by the Company and/or Holder or holder of Warrant Shares.

(j) Amendment. This Series A Warrant may be amended by the Company without the consent of any of the holders of the Series A Warrants for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Series A Warrant that is not inconsistent with the provisions of this Series A Warrant, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Series A Warrant, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Series A Warrants, and any provisions required in connection therewith, (iv) adding to the covenants of the Company for the benefit of the Holder or surrendering any right or power conferred upon the Company under this Series A Warrant, (v) to comply with the rules of the Depositary Trust Company (“DTC”), including to permit the deposit of the Series A Warrants with the DTC and settlement through the facilities thereof, if applicable; or (vi) amending this Series A Warrant in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holder in any material respect. All other modifications or amendments to this Series A Warrant, including any amendment to increase the Exercise Price or move the Termination Date, shall require the written consent of the holders of a majority of the then outstanding Series A Warrants; provided that any material and adverse modification, waiver or termination of the economic terms of the transactions contemplated under this Series A Warrant shall require the prior written consent of the Holder of this Series A Warrant.

(k) Severability. Wherever possible, each provision of this Series A Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Series A Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Series A Warrant.

(l) Headings. The headings used in this Series A Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Series A Warrant.

********************

(Signature Page Follows)

Exh. F-15

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

AEVA TECHNOLOGIES, INC.

By: ______________________________________
Name:
Title:

NOTICE OF EXERCISE

To: AEVA TECHNOLOGIES, INC.

CC: WARRANT AGENT

(1) The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Series A Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

in lawful money of the United States;

or if otherwise permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

__________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

__________________________

__________________________

__________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

(5) Qualified Institutional. The undersigned is a “qualified institutional buyer” as defined by Rule 144A promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Series A Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Series A Warrant and all rights evidenced thereby are hereby assigned to:

Name:

(Please Print)

Address:

(Please Print)

Phone Number:

Email Address:

Dated: ________________, ____, ____

Holder’s Signature: _________________________________

Holder’s Address: __________________________________